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                                                                                                                      EXHIBIT (e)(3)

[LOGO] American General AIG(R)                                                                         CORPORATE INVESTOR SELECT(SM)
                                                                                                   VARIABLE UNIVERSAL LIFE INSURANCE
                                                                                                            SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)
A subsidiary of American International Group, Inc. (AIG)
Home office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)
The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF


                 --------------------------------   --------------------------------------
                 Name of proposed insured           Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction
                   Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.

                   TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                             PREMIUM     DEDUCTION                                             PREMIUM     DEDUCTION
                                            ALLOCATION   ALLOCATION                                          ALLOCATION   ALLOCATION
                                            ----------   ----------                                          ----------   ----------
AGL DECLARED FIXED INTEREST ACCOUNT (301)      ______%      ______%   MFS VARIABLE INSURANCE TRUST
AIG RETIREMENT COMPANY I                                              New Discovery (820)                       ______%      ______%
International Equities (864)                   ______%      ______%   Research (818)                            ______%      ______%
Mid Cap Index (805)                            ______%      ______%   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Money Market I (801)                           ______%      ______%   Mid-Cap Growth (824)                      ______%      ______%
Nasdaq-100(R) Index (865)                      ______%      ______%   Socially Responsive (858)                 ______%      ______%
Science and Technology (866)                   ______%      ______%   OPPENHEIMER VARIABLE ACCOUNT FUNDS
Small Cap Index (827)                          ______%      ______%   Balanced (859)                            ______%      ______%
Stock Index (806)                              ______%      ______%   Global Securities (846)                   ______%      ______%
AIM VARIABLE INSURANCE FUNDS                                          PIMCO VARIABLE INSURANCE TRUST
International Growth (802)                     ______%      ______%   CommodityRealReturn(TM) Strategy (860)    ______%      ______%
THE ALGER AMERICAN FUND                                               Real Return (836)                         ______%      ______%
Capital Appreciation (849)                     ______%      ______%   Short-Term (835)                          ______%      ______%
MidCap Growth (843)                            ______%      ______%   Total Return (837)                        ______%      ______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                            PIONEER VARIABLE CONTRACTS TRUST
Value (825)                                    ______%      ______%   Mid Cap Value (861)                       ______%      ______%
CREDIT SUISSE TRUST                                                   PUTNAM VARIABLE TRUST
Small Cap Core I (850)                         ______%      ______%   Diversified Income (814)                  ______%      ______%
FIDELITY VARIABLE INSURANCE PRODUCTS                                  International Growth and Income (815)     ______%      ______%
Asset Manager(SM) (851)                        ______%      ______%   SUNAMERICA SERIES TRUST
Contrafund(R) (840)                            ______%      ______%   Aggressive Growth (862)                   ______%      ______%
Equity-Income (838)                            ______%      ______%   Balanced (863)                            ______%      ______%
Freedom 2020 (852)                             ______%      ______%   VAN KAMPEN LIFE INVESTMENT TRUST
Freedom 2025 (853)                             ______%      ______%   Growth and Income (867)                   ______%      ______%
Freedom 2030 (854)                             ______%      ______%   VANGUARD(R) VARIABLE INSURANCE FUND
Growth (839)                                   ______%      ______%   High Yield Bond (833)                     ______%      ______%
Mid Cap (844)                                  ______%      ______%   REIT Index (834)                          ______%      ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Franklin Small Cap Value Securities (845)      ______%      ______%   OTHER: ________________________           ______%      ______%
Franklin U.S. Government (855)                 ______%      ______%                                             100%         100%
Mutual Shares Securities (856)                 ______%      ______%
Templeton Foreign Securities (857)             ______%      ______%
JANUS ASPEN SERIES
Mid Cap Growth (823)                           ______%      ______%
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DOLLAR COST AVERAGING (DCA)

DOLLAR COST        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from ANY ONE
AVERAGING (DCA)    INVESTMENT OPTION and directed to one or more of the investment options below. The AGL Declared Fixed Interest
                   Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                   NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION.

                   Day of the month for transfers: _____________________________ (Choose a day of the month between 1-28.)
                   Frequency of transfers:   [_] Monthly   [_] Quarterly [_]  Semiannually   [_] Annually
                   DCA to be made from the following investment option: __________________________________________________
                   Transfer $__________________________________________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

AIG RETIREMENT COMPANY I                                         MFS VARIABLE INSURANCE TRUST
International Equities (864)                 $________________   New Discovery (820)                          $________________
Mid Cap Index (805)                          $________________   Research (818)                               $________________
Money Market I (801)                         $________________   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Nasdaq-100(R) Index (865)                    $________________   Mid-Cap Growth (824)                         $________________
Science and Technology (866)                 $________________   Socially Responsive (858)                    $________________
Small Cap Index (827)                        $________________   OPPENHEIMER VARIABLE ACCOUNT FUNDS
Stock Index (806)                            $________________   Balanced (859)                               $________________
AIM VARIABLE INSURANCE FUNDS                                     Global Securities (846)                      $________________
International Growth (802)                   $________________   PIMCO VARIABLE INSURANCE TRUST
THE ALGER AMERICAN FUND                       ________________   CommodityRealReturn(TM) Strategy (860)       $________________
Capital Appreciation (849)                   $________________   Real Return (836)                            $________________
MidCap Growth (843)                          $________________   Short-Term (835)                             $________________
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                       Total Return (837)                           $________________
Value (825)                                  $________________   PIONEER VARIABLE CONTRACTS TRUST
CREDIT SUISSE TRUST                                              Mid Cap Value (861)                          $________________
Small Cap Core I (850)                       $________________   PUTNAM VARIABLE TRUST
FIDELITY VARIABLE INSURANCE PRODUCTS                             Diversified Income (814)                     $________________
Asset Manager(SM) (851)                      $________________   International Growth and Income (815)        $________________
Contrafund(R) (840)                          $________________   SUNAMERICA SERIES TRUST
Equity-Income (838)                          $________________   Aggressive Growth (862)                      $________________
Freedom 2020 (852)                           $________________   Balanced (863)                               $________________
Freedom 2025 (853)                           $________________   VAN KAMPEN LIFE INVESTMENT TRUST
Freedom 2030 (854)                           $________________   Growth and Income (867)                      $________________
Growth (839)                                 $________________   VANGUARD(R) VARIABLE INSURANCE FUND
Mid Cap (844)                                $________________   High Yield Bond (833)                        $________________
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST             REIT Index (834)                             $________________
Franklin Small Cap Value Securities (845)    $________________   OTHER: ___________________________________   $________________
Franklin U.S. Government (855)               $________________
Mutual Shares Securities (856)               $________________
Templeton Foreign Securities (857)           $________________
JANUS ASPEN SERIES
Mid Cap Growth (823)                         $________________

Dollar Cost averaging does not assume a profit or protect against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

AUTOMATIC REBALANCING

AUTOMATIC          ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on
REBALANCING        the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                   CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:   [_] Quarterly   [_] Semiannually   [_] Annually

                   NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN.
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MODIFIED ENDOWMENT CONTRACT

CONTRACT           If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1)
                   withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
                                                                                                                      [_] YES [_] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL            I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions, if
APPROPRIATE BOX    elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to
HERE:              change allocations for future premium payments and monthly deductions given by:

                    ____
                   |____| Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    ____  Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm
                   |____| authorized to service my policy.

                   AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST  1.   Have you, the Proposed Insured or Owner (if different), received the variable universal
BE ANSWERED.             life insurance policy prospectus and the investment choices brochure describing the
                         investment options?                                                                          [_] yes [_] no

                    2.   Do you understand and acknowledge:

                         a.   THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH
                              MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND
                              THE UNDERLYING ACCOUNTS?                                                                [_] yes [_] no

                         b.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED ACCOUNTS
                              MAY VARY: AND

                              (1)   ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE U.S.
                                    GOVERNMENT OR ANY STATE GOVERNMENT?                                               [_] yes [_] no

                              (2)   ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                                    AGENCY, FEDERAL OR STATE?                                                         [_] yes [_] no

                         c.   THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                              DECLARED FIXED INTEREST ACCOUNT?                                                        [_] yes [_] no

                         d.   THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE
                              ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                      [_] yes [_] no

                         e.   THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
                              THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                      [_] yes [_] no

                         f.   THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF
                              THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                              CERTAIN EXPENSE DEDUCTIONS?                                                             [_] yes [_] no

                    3.   Do you believe the Policy you selected meets your insurance and investment objectives and
                         your anticipated financial needs?                                                            [_] yes [_] no
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ELECTRONIC DELIVERY CONSENT

                   American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                   This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                   .    Contract prospectuses and supplements

                   .    Investment option prospectuses and supplements

                   .    Statements of additional information

                   .    Annual and semi-annual investment option reports

                   This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas, 77210-4880,
                   Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                   In order to participate in this delivery method you must have access to the following:

                   .    A personal computer with CD-ROM hardware and software

                   .    Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                   .    Communication access to the Internet

                   Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                   http://www.adobe.com/products/acrobat/readstep2.html.

                   We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                   Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                   By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                   I consent to receive electronic delivery of the documents specified above.


                   ----------------------------------------------    ----------------------------------------------
                   Signature of Owner                                Please provide your e-mail address

                   If you prefer CD-ROM delivery, please check here [_]

SIGNATURES

SIGNATURES         __________________________________________________________________________________
                   Signed at (city, state)

                   __________________________________________________________________________________
                   Print name of Broker/Dealer

                  X________________________________________   ___________________________   _________
                   Registered representative                  State license #               Date

                  X______________________________________________________________________   _________
                   Primary proposed insured                                                 Date

                  X______________________________________________________________________   _________
                   Owner (If different from Proposed Insured)                               Date

                  X______________________________________________________________________   _________
                   Joint Owner (If applicable)                                              Date
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